SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-NORAND CORP COMM

          GIL II, LTD.
                                 2/21/97           10,000-           33.5000
          GABELLI FUNDS, INC.
               THE GABELLI EQUITY TRUST,INC.
                                 2/21/97           70,000-           33.5000
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 2/21/97           50,000-           33.5000
               THE GABELLI ABC FUND
                                 2/21/97           15,000-           33.5000
          GAMCO INVESTORS, INC.
                                 2/21/97           87,700-           33.5000
          GABELLI ASSOCIATES LTD
                                 2/21/97           15,000-           33.5000
          GABELLI ASSOCIATES FUND
                                 2/21/97          149,031-           33.5000
                                 2/21/97            1,531            33.2449




















          (1) THE SALES OCCURRING ON FEBRUARY 21, 1997 WERE IN CONNECTION WITH
              THE
              TENDER OFFER DESCRIBED IN ITEM 5(a) OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NASDAQ.

          (2) PRICE EXCLUDES COMMISSION.
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